AMENDMENT                Exhibit 4.2.4
                   DATED AS OF JANUARY 1, 1996
                                TO
                  CREDIT AND SECURITY AGREEMENT
                  DATED AS OF NOVEMBER 30, 1992


     Reference is hereby made to that certain Credit and Security Agreement ("Credit Agreement") dated as of November 30, 1992 among Principal Mutual Life Insurance Company, Aetna Life Insurance Company, The Northwestern Mutual Life Insurance Company, Chemical Bank, Seattle-First National Bank and Bank of America Oregon, and WTD Industries, Inc. and its Affiliates and the Term Notes issued by the Borrowers in connection with the Credit Agreement. Capitalized terms used herein shall have the same meaning ascribed thereto in the Credit Agreement.

     The Term Note originally issued to Aetna Life Insurance
Company was split into two Notes which were sold to Franklin
Principal Maturity Trust ("Franklin") and Foothill Group, Inc. The Term Notes originally issued to Chemical Bank, Seattle-First
National Bank, and Bank of America Oregon were sold to Oppenheimer & Co., Inc. ("Oppenheimer"). The Franklin note is now held by Bank of America Illinois, ("Bank of America").

     The Credit Agreement is hereby modified as follows:

     1. Credit Agreement Section 6.01.C is hereby restated to read as follows:

          C. Collateral Coverage Ratio. Maintain a ratio of Borrower's Current Collateral to the outstanding balance of the Term Loan (the "Collateral Ratio"), not less than the Collateral Ratio set forth below, at all times during the periods set forth below:

             Period                         Collateral Ratio
        ----------------                  --------------------
     Effective Date through 4/30/95              0.55 (55%)
     5/1/95 through 12/31/95                     0.60 (60%)
     1/1/96 through 2/29/96                      0.54 (54%)
     3/1/96 through 3/31/96                      0.55 (55%)
     4/1/96 through 6/30/96                      0.56 (56%)
     7/1/96 through 4/30/98                      0.60 (60%)
     5/1/98 and beyond                           0.65 (65%)

     As used herein, "Current Collateral" means for Borrowers, on a consolidated basis, all in accordance with GAAP, (i) all Current Assets, less (ii) the sum of (x) Borrower's current assets which are classified on Borrowers' consolidated balance sheet as "prepaid expenses", excluding the amount of interest prepaid on the Term Notes, and otherwise included in prepaid expenses, (y) Borrowers' current liabilities which are classified on Borrowers' consolidated balance sheet as "accounts payable", and (z) all of Borrowers' current liabilities which are classified on Borrowers' consolidated balance sheet as "timber contracts payable."

     2. Credit Agreement Section 6.01.D is hereby restated to read as follows:

          D. Tangible Net Worth. Maintain a positive Tangible Net Worth of not less than the respective amount set forth below, at all times during the periods set forth below:

             Period                        Tangible Net Worth
         ---------------                  --------------------

     Effective Date through 7/31/93            $ 6.5 Million
     8/1/93 through 4/30/94                    $ 8.0 Million
     5/1/94 through 4/30/95                    $10.0 Million
     5/1/95 through 10/31/95                   $15.0 Million
     11/1/95 through 12/31/95                  $13.5 Million
     1/1/96 through 6/30/96                    $11.0 Million
     7/1/96 through 4/30/98                    $15.0 Million
     5/1/98 through 4/30/99                    $20.0 Million
     5/1/99 and beyond                         $25.0 Million

     3. Credit Agreement Section 6.01.G is hereby restated to read as follows:

          G. Minimum Cumulative Adjusted EBITDA. Maintain a minimum EBITDA (calculated from and including the first day of the first calendar month following the Effective Date) minus
     (a) actual Capital Expenditures, minus (b) Timber and Timberlands Expenditures Non-Current, of not less than the respective amount set forth below, at all times during the periods set forth below:


             Period                      Millions of Dollars
        ----------------                ---------------------

     Effective Date through 4/30/93                0
     5/1/93 through 7/31/93                        2
     8/1/93 through 1/31/94                        5
     2/1/94 through 7/31/94                       10
     8/1/94 through 12/31/95                      20
     1/1/96 through 6/30/96                       19
     7/1/96 through 4/30/97                       27.5
     5/1/97 through 4/30/98                       35
     5/1/98 through 4/30/99                       50
     5/1/99 through 4/30/00                       65
     5/1/00 and beyond                            80

     4. Credit Agreement Section 6.01.I is hereby restated to read as follows:

          I. Total Liabilities Ratio.  Maintain a ratio of
     Borrowers' Total Liabilities to Total Assets (the "Liabilities Ratio"), not greater than the Liabilities Ratios set forth below, at all times during the periods set forth below:

             Period                        Liabilities Ratio
        -----------------                 -------------------

     Effective Date through 7/31/94            0.95 (95%)
     8/1/94 through 4/30/95                    0.90 (90%)
     5/1/95 through 12/31/95                   0.85 (85%)
     1/1/96 through 6/30/96                    0.87 (87%)
     7/1/96 through 4/30/98                    0.85 (85%)
     5/1/98 through 4/30/99                    0.80 (80%)
     5/1/99 and beyond                         0.70 (70%)

     5. Credit Agreement Section 6.01.J is hereby restated to read as follows:

          J. Minimum Working Capital. Maintain minimum working capital, at all times during the periods set forth below, calculated as Current Assets minus Current Liabilities; provided, for the purpose of computing Current Assets under this Section 6.01.J, the portion of Current Assets which consists of Timber and Timberlands Current or contract rights relating thereto shall be included only up to an amount equal to (x) on or before January 31, 1993, forty-five percent (45%) and (y) thereafter, forty percent (40%), of the amount of Borrowers' overall Current Assets determined in accordance with GAAP:

             Period                       Millions of Dollars
      --------------------              -----------------------

     Effective Date through 12/31/95              25
     1/1/96 through 6/30/96                       19
     7/1/96 and beyond                            25

     6. In all other respects, the Credit Agreement shall remain unchanged and in full force and effect.


EFFECTIVE DATE:  January 1, 1996.


PRINCIPAL MUTUAL LIFE              THE NORTHWESTERN MUTUAL
INSURANCE COMPANY                  LIFE INSURANCE COMPANY


By:____________________________    By:____________________________

Its:___________________________    Its:___________________________

                                   (Pro Rata Interest: 20.235984%)
By:____________________________

Its:___________________________    FOOTHILL GROUP, INC.

(Pro Rata Interest: 47.228439%)
                                   By:____________________________

OPPENHEIMER & CO., INC.            Its:___________________________

                                   (Pro Rata Interest: 18.729872%)
By:___________________________

Its:__________________________     WTD INDUSTRIES, INC.

(Pro Rata Interest: 6.838639%)
                                   By:____________________________

BANK OF AMERICA ILLINOIS           Its:___________________________


By:___________________________

Its:__________________________

(Pro Rata Interest: 6.967066%)